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            [Letterhead of Gray Plant Mooty Mooty & Bennett, P.A.]

                                                                     Exhibit 5.1


                               November 29, 2001


Webb Interactive Services, Inc.
1899 Wynkoop
Suite 600
Denver, CO 80202

     RE:  Form S-3 Registration Statement

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of a maximum of 2,616,220 shares of common stock, no par value (the "Shares"), of Webb Interactive Services, Inc. ("Webb"), including 280 shares (the "Shares") currently outstanding and up to 2,615,940 shares issuable upon the conversion of Webb's 10% Convertible Promissory Note and similar notes issued in payment of interest on the note, Series B-2 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock and the exercise of Webb's stock purchase warrants issued in connection with Webb's Series B Convertible Preferred Stock, 10% Promissory Notes and Series C-1 Convertible Preferred Stock (the Promissory Notes, Preferred Stock and Warrants being referred to herein as the "Derivative Securities" and the common stock subject to the Derivative Securities being referred to herein as the "Derivative Shares").

     We have acted as counsel to Webb in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement"). We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, such records of proceedings of Webb as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Shares and the Derivative Shares when issued in accordance with the terms of the Derivative Securities will be legally issued, fully paid and non-assessable securities of Webb. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement. We also consent to the reference to us under the heading "Legal Matters" in the Registration Statement.

                             Very truly yours,


                             GRAY, PLANT, MOOTY,
                             MOOTY & BENNETT, P.A.

                             /s/ Gray, Plant, Mooty, Mooty & Bennett, P.A.